UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON,  D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  July 23, 2014

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-7201	33‑0379007
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1 AVX Boulevard
Fountain Inn, South Carolina		29644
(Address of principal executive offices)		(Zip Code)

(864) 967-2150
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On July 23, 2014, AVX Corporation (the “Company”) held its annual meeting of shareholders in New York, New York.

The shareholders elected all of the Company’s nominees for director, approved the 2014 Management Incentive Plan, the 2014 Restricted Stock Unit Plan and the compensation of the Company’s named executive officers, and ratified the appointment of PricewaterhouseCoopers, LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2015.

The results of the votes of shareholders on each matter presented at the annual meeting are as follows:

1.  Election of Directors:

Election of the following persons, each to serve as a Class III Director for a term expiring at the annual meeting of shareholders in 2017:

	Number of Votes
	For	Withheld	Broker Non-Votes
Tatsumi Maeda	150,568,577	12,972,675	2,280,953
Donald B. Christiansen	162,792,700	748,552	2,280,953
Shoichi Aoki	147,336,764	16,204,448	2,280,953

2.  Approve the AVX Corporation 2014 Management Incentive Plan:

Number of Votes
For	Against	Abstain	Broker Non-Votes
151,547,473	11,923,606	70,173	2,280,953

3. Approve the AVX Corporation 2014 Restricted Stock Unit Plan:

Number of Votes
For	Against	Abstain	Broker Non-Votes
161,903,291	1,561,504	76,457	2,280,953

4. Approval, on an advisory basis, of the compensation of the Company’s named executive officers:

Number of Votes
For	Against	Abstain	Broker Non-Votes
163,093,664	384,483	63,105	2,280,953

5. Ratification of the appointment of PricewaterhouseCoopers, LLP as the Company’s independent accountants for the fiscal year ending March 31, 2015:

Number of Votes
For	Against	Abstain	Broker Non-Votes
165,750,376	64,493	7,336	-

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  July 28, 2014

AVX CORPORATION

By:	/s/ Kurt P. Cummings

Name:	Kurt P. Cummings
Title:	Vice President,
Chief Financial Officer,
Treasurer and Secretary